SPERRY YOUNG & STOECKLEIN

                                         Telephone (702) 794-2590
                                         Facsimile (702) 794-0744

DONALD J. STOECKLEIN
ATTORNEY AT LAW
Practice Limited to Federal Securities
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          1850 E. Flamingo Rd. Suite 111, Las Vegas, Nevada 89119


November 18, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  NFOX.COM REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     As counsel to NFOX.COM (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock as set forth in the Registration Statement on Form SB-2 to which this opinion is being filed as Exhibit 5(a) & 23(a) (the "Shares") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

     Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid and nonassessable in accordance with the Nevada General Corporation Laws.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                        Respectfully submitted,

                                        /s/ Donald J. Stoecklein

                                        Sperry Young & Stoecklein